As filed with the Securities and Exchange Commission on January 17, 2006

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORMAT TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	88-0326081 (IRS Employer Identification No.)
980 Greg Street Sparks, Nevada 89431 (775) 356-9029 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
______________________
Connie Stechman
Vice President
Ormat Technologies, Inc.
980 Greg Street
Sparks, Nevada 89431
(775) 356-9029
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
______________________
Copies to:
Philip L. Colbran, Esq. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 (212) 408-5100	Noam Ayali, Esq. Chadbourne & Parke LLP 1200 New Hampshire Avenue, N.W. Washington, District of Columbia 20036 (202) 974-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(5)(6)(7)	Proposed Maximum Aggregate Offering Price(3)(5)(6)(7)(8)	Amount of Registration Fee(9)
Senior Debt Securities of Ormat Technologies, Inc.	(1)(2)(3)
Subordinated Debt Securities of Ormat Technologies, Inc.	(1)(2)(3)
Common Stock, par value $0.001 per share, of Ormat Technologies, Inc. (including the associated preferred share purchase right) (4)	(1)(2)(3)(10)
Warrants of Ormat Technologies, Inc.	(1)
Units of Ormat Technologies, Inc.	(1)
Total		$1,000,000,000	$107,000

(1)	There are being registered hereunder such indeterminate number, principal amount or liquidation amount of senior debt securities, subordinated debt securities, common stock, warrants and units of Ormat Technologies, Inc., as may from time to time be issued at indeterminate prices. The securities registered hereunder will not have an aggregate offering price which exceeds $1,000,000,000 or the equivalent in any other currency, currency unit or units, or composite currency or currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	Also includes such indeterminate number of senior debt securities, subordinated debt securities and common stock, as may be issued upon conversion or exchange of any senior debt securities or subordinated debt securities that provide for conversion or exchange into other securities for such securities or upon exercise of warrants for such securities.

(3)	No separate consideration will be received for the senior debt securities, subordinated debt securities or common stock issuable upon conversion of or in exchange for senior debt securities or subordinated debt securities.

(4)	Each share of common stock includes a right to purchase shares of a participating series of Series A Junior Participating Preferred Stock. The rights are attached to and trade with the common stock. Prior to the occurrence of certain events, none of which have occurred as of the date hereof, the rights will not be exercisable or evidenced separately from the common stock. The value attributable to the rights, if any, is reflected in the market price of the common stock.

(5)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(6)	Such amount represents the principal amount of any senior debt securities or subordinated debt securities issued at their principal amount, the issue price rather than the principal amount of any senior debt securities or subordinated debt securities issued at an original issue discount, and the amount computed pursuant to Rule 457(c) for any shares of our common stock, the issue price of any warrants and the exercise price of any securities issuable upon exercise of warrants.

(7)	Information as to each class of securities to be registered is not specified in accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933.

(8)	Exclusive of accrued interest and distributions, if any.

(9)	Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act. Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed above, and, therefore, the table does not specify by each class of security information as to the amount to be registered or the proposed maximum offering price per security.

(10)	Such indeterminate number of shares of common stock as may be issued upon exercise, conversion or exchange of any senior debt securities, subordinated debt securities or warrants that provide for such exercise, conversion or exchange are being registered hereby including as a result of anti-dilution provisions.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED JANUARY 17, 2006

$1,000,000,000

Ormat Technologies, Inc.

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Warrants and

Units

The securities listed above, or any combinations thereof, are the securities that Ormat Technologies, Inc. may issue under this prospectus. At the time of each offering, we will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. The total offering price of the securities offered to the public will be limited to $1,000,000,000. We may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Ormat Technologies, Inc.’s common stock is quoted on the New York Stock Exchange under the symbol ‘‘ORA’’. As of January 13, 2006, the closing price of Ormat Technologies, Inc.’s common stock, quoted on the New York Stock Exchange, was $31.96. None of the other securities are currently publicly traded. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risk. You should read the risk factors beginning on page 7 of this prospectus and in other documents incorporated by reference in this prospectus before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2006

TABLE OF CONTENTS

About This Prospectus	2
Note Regarding Forward-Looking Statements	3
Where You Can Find More Information	4
Ormat Technologies, Inc.	5
Ratios of Earnings to Fixed Charges	5
Use of Proceeds	6
Risk Factors	7
Description of Debt Securities We May Offer	24
Description of Common Stock We May Offer	38
Description of Warrants We May Offer	43
Description of Units We May Offer	46
Plan of Distribution	46
Validity of Securities	48
Experts	48

 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, which we refer to as the ‘‘SEC’’, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $1,000,000,000 or the equivalent thereof in one or more foreign currencies, including currency units or composite currencies.

This prospectus provides a general description of the securities that we may offer. Each time we sell securities, we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors in addition to those included herein under the heading ‘‘Risk Factors’’ or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading ‘‘Where You Can Find More Information’’.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s public reference room mentioned under the heading ‘‘Where You Can Find More Information’’.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly to purchasers or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed ‘‘underwriters’’ within the meaning of the United States Securities Act of 1933, as amended, which we refer to as the ‘‘Securities Act’’.

All references in this prospectus to ‘‘Ormat’’, ‘‘the Company’’, ‘‘we’’, ‘‘us’’, ‘‘our Company", or ‘‘our’’ refer to Ormat Technologies, Inc. and its consolidated subsidiaries, except where it is clear that such terms refer to Ormat Technologies, Inc. only. ‘‘Ormat Industries’’ refers to Ormat Industries Ltd., the parent company of Ormat Technologies, Inc.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (‘‘$’’).

When you acquire any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. No one is authorized to provide you with different information. We are not offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

 NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are statements other than historical information or statements of current condition and are based upon our current expectations and projections about future events. When used in this prospectus, the words ‘‘believe’’, ‘‘anticipate’’, ‘‘intend’’, ‘‘estimate’’, ‘‘expect’’, ‘‘will’’, ‘‘should’’, ‘‘may’’ and similar expressions, or the negative of such words and expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

•	significant considerations and risks discussed in this prospectus;

•	operating risks, including equipment failures and the amounts and timing of revenues and expenses;

•	geothermal resource risk (such as the heat content of the reservoir, useful life and geological formation);

•	environmental constraints on operations and environmental liabilities arising from past or present operations, including the risk that we may not have, and in the future may be unable to procure, any necessary permits or other environmental authorizations;

•	project delays or cancellations;

•	reduction in revenues under our power purchase agreements with Southern California Edison Company as a result of a decline in the levels of short run avoided cost prices paid by Southern California Edison Company.

•	financial market conditions and the results of financing efforts;

•	political, legal, regulatory, governmental, administrative and economic conditions and developments in the United States and other countries in which we operate;

•	the enforceability of the long-term power purchase agreements for our projects;

•	contract counterparty risk;

•	weather and other natural phenomena;

•	impact of recent and future federal and state regulatory proceedings and changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and incentives for the production of renewable energy, changes in environmental and other laws and regulations to which our Company is subject, as well as changes in the application of existing laws and regulations;

•	current and future litigation;

•	our ability to successfully identify, integrate and complete acquisitions;

•	competition from other similar geothermal energy projects, including any such new geothermal energy projects developed in the future, and from alternative electricity producing technologies that may prevail at the time some of our power purchase agreements expire;

•	the effect of and changes in economic conditions in the areas in which we operate;

•	market or business conditions and fluctuations in demand for energy or capacity in the markets in which we operate;

•	the direct or indirect impact on our company’s business resulting from terrorist incidents or responses to such incidents, including the effect on the availability of and premiums on insurance; and

•	the effect of and changes in current and future land use and zoning regulations, residential, commercial and industrial development and urbanization in the area in which we operate.

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and filings that we will make after the date of filing the registration statement, which contains this prospectus, and prior to the effectiveness of such registration statement, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended, which we refer to as the ‘‘Exchange Act’’, until we sell all of the securities that we have registered:

•	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 28, 2005, as amended by the Form 10-K/A filed with the SEC on April 12, 2005;

•	The Company's Quarterly Reports on Form 10-Q, for the quarterly period ended March 31, 2005, filed with the SEC on May 13, 2005; for the quarterly period ended June 30, 2005, filed with the SEC on August 12, 2005, as amended by the Form 10-Q/A filed with the SEC on December 22, 2005; for the quarterly period ended September 30, 2005, filed with the SEC on November 14, 2005, as amended by the Form 10-Q/A filed with the SEC on December 22, 2005;

•	The Company's Current Reports on Form 8-K filed with the SEC on February 2, 2005, February 15, 2005, March 10, 2005, April 8, 2005, May 20, 2005, October 3, 2005, October 31, 2005, December 13, 2005 and December 21, 2005; and

•	The description of the Company’s common stock, par value $0.001 per share, and our preferred share purchase rights, under ‘‘Description of Capital Stock’’ in the Company’s Registration Statement on Form S-1 (File No. 333-177527) filed with the SEC on November 5, 2004, including all amendments and reports filed for the purpose of updating such description.

Our Internet address is http://www.ormat.com. We make available free of charge, through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. You may also request a copy of these filings at no cost, by writing or telephoning us at the following address: Ormat Technologies, Inc., 980 Greg Street, Sparks, Nevada 89431, (775) 356-9029, Attn: Connie Stechman. The website address in this prospectus relating to Ormat is included for your information as an inactive textual reference only, and none of the content of our website is incorporated by reference into this prospectus.

ORMAT TECHNOLOGIES, INC.

Our Business

We are a leading vertically integrated company engaged in the geothermal and recovered energy power business. We design, develop, build, own and operate clean, environmentally friendly geothermal power plants, and we also design, develop and build, and plan to own and operate, recovered energy-based power plants, in each case using equipment that we design and manufacture. We conduct our business activities in two business segments. In our Electricity Segment, we develop, build, own and operate geothermal power plants in the United States and other countries and sell the electricity they generate. In our Products Segment, we design, manufacture and sell equipment for geothermal and recovered energy-based electricity generation, remote power units and other power generating units and provide services relating to the engineering, procurement, construction, operation and maintenance of geothermal and recovered energy power plants.

All of the projects that we currently own or operate produce electricity from geothermal energy sources. Geothermal energy is a clean and generally sustainable form of energy derived from the natural heat of the earth. Unlike electricity produced by burning fossil fuels, electricity produced from geothermal energy sources is produced without emissions of certain pollutants such as nitrogen oxide, and with far lower emissions of other pollutants such as carbon dioxide. Therefore, electricity produced from geothermal energy sources contributes significantly less to local and regional incidences of acid rain, and global warming than energy produced by burning fossil fuels. Geothermal energy is also an attractive alternative to other sources of energy as part of a national diversification strategy to avoid dependence on any one energy source or politically sensitive supply sources.

In addition to our geothermal energy power generation business, we have developed and continue to develop products that produce electricity from recovered energy or so-called ‘‘waste heat.’’ Recovered energy or waste heat represents residual heat that is generated as a by-product of gas turbine-driven compressor stations and in a variety of industrial processes, such as cement manufacturing, and is not otherwise used for any purpose. Such residual heat, that would otherwise be wasted, is captured in the recovery process and is used by recovered energy power plants to generate electricity without burning additional fuel and without emissions.

Our Executive Office

Our principal executive office is located at 980 Greg Street, Sparks Nevada 89431. Our telephone number is (775) 356-9029.

 RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2005	Year Ended December 31,
		2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	1.79	1.56	3.07	3.33	1.15	3.07

For purposes of this calculation, ‘‘earnings’’ refers to the sum of (1) pre-tax income from continuing operations, (2) fixed charges, (3) distributed income of equity investees; less interest capitalized.

‘‘Fixed charges’’ means the sum of (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness and (3) an estimate of the interest within rental expense.

As of the date of this prospectus, we have no preferred shares outstanding, and consequently, our ratio of earnings to preferred share dividends and our ratio of earnings to fixed charges would be identical.

 USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes and those of our consolidated subsidiaries, which may include financing possible acquisitions and repurchases of our common stock.

From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. The risks and uncertainties we describe are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

Risks Related to Our Business

Our financial performance depends on the successful operation of our geothermal power plants, which is subject to various operational risks.

Our financial performance depends on the successful operation of our subsidiaries’ geothermal power plants. We derived approximately 72.4% and 74.9% of our total revenues for the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively, from the sale of electricity. The cost of operation and maintenance and the operating performance of our subsidiaries’ geothermal power plants may be adversely affected by a variety of factors, including some that are discussed elsewhere in these risk factors and the following:

•	regular and unexpected maintenance and replacement expenditures;

•	shutdowns due to the breakdown or failure of our equipment or the equipment of the transmission serving utility;

•	labor disputes;

•	the presence of hazardous materials on our project sites; and

•	catastrophic events such as fires, explosions, earthquakes, landslides, floods, releases of hazardous materials, severe storms or similar occurrences affecting our projects or any of the power purchasers or other third parties providing services to our projects.

Any of these events could significantly increase the expenses incurred by our projects or reduce the overall generating capacity of our projects and could significantly reduce or entirely eliminate the revenues generated by one or more of our projects, which in turn would reduce our net income and could materially and adversely affect our business, financial condition, future results and cash flow.

Our exploration, development, and operation of geothermal energy resources is subject to geological risks and uncertainties, which may result in decreased performance or increased costs for our projects.

Our business involves the exploration, development and operation of geothermal energy resources. These activities are subject to uncertainties, which vary among different geothermal reservoirs and are in some respects similar to those typically associated with oil and gas exploration, development and exploitation, such as dry holes, uncontrolled releases and pressure and temperature decline, all of which can increase our operating costs and capital expenditures or reduce the efficiency of our power plants. Prior to our acquisition of the Steamboat Hills project, one of the wells related to the project experienced an uncontrolled release. In addition, the high temperature and high pressure in the Puna project’s geothermal resource requires special reservoir management and monitoring. Further, since the commencement of their operations, several of our projects have experienced geothermal resource cooling in the normal course of operations. Because geothermal reservoirs are complex geological structures, we can only estimate their geographic area and sustainable output. The viability of geothermal projects depends on different factors directly related to the geothermal resource, such as the heat content (the relevant composition of temperature and pressure) of the geothermal reservoir, the useful life (commercially exploitable life) of the reservoir and operational factors relating to the extraction of geothermal fluids. Our geothermal energy projects may suffer an unexpected decline in the capacity of their respective geothermal wells and are exposed to a risk of geothermal reservoirs not being sufficient for sustained generation of the electrical power capacity desired over time. In addition, we may fail to find commercially viable geothermal resources in the expected quantities and temperatures, which would adversely affect our development of geothermal power projects.

Another aspect of geothermal operations is the management and stabilization of subsurface impacts caused by fluid injection pressures. In the case of the geothermal resource supplying the Heber 1 project and the Heber 2 project, which we refer to collectively as the ‘‘Heber projects’’, and the Gould project (a new power plant at the site of the Heber projects consisting of two Ormat Energy Converters), pressure drawdown in the center of the well field has caused some localized ground subsidence, while pressure in the peripheral areas has caused localized ground inflation. Inflation and subsidence, if not controlled, can adversely affect farming operations and other infrastructure at or near the land surface. Potential costs, which cannot be estimated and may be significant, of failing to stabilize site pressures in the Heber and Gould projects’ area include repair and modification of gravity-based farm irrigation systems and municipal sewer piping and possible repair or replacement of a local road bridge spanning an irrigation canal.

Additionally, geothermally active areas, such as the areas in which our projects are located, are subject to frequent low-level seismic disturbances. Serious seismic disturbances are possible and could result in damage to our projects or equipment or degrade the quality of our geothermal resources to such an extent that we could not perform under the power purchase agreement for the affected project, which in turn could reduce our net income and materially and adversely affect our business, financial condition, future results and cash flow. If we suffer a serious seismic disturbance, our business interruption and property damage insurance may not be adequate to cover all losses sustained as a result thereof. In addition, insurance coverage may not continue to be available in the future in amounts adequate to insure against such seismic disturbances.

Our business development activities may not be successful and our projects under construction may not commence operation as scheduled.

We are currently in the process of developing and constructing a number of new power plants. Our success in developing a particular project is contingent upon, among other things, negotiation of satisfactory engineering and construction agreements and power purchase agreements, receipt of required governmental permits, obtaining adequate financing, and the timely implementation and satisfactory completion of construction. We may be unsuccessful in accomplishing any of these matters or doing so on a timely basis. Although we may attempt to minimize the financial risks attributable to the development of a project by securing a favorable power purchase agreement, obtaining all required governmental permits and approvals and arranging adequate financing prior to the commencement of construction, the development of a power project may require us to incur significant expenses for preliminary engineering, permitting and legal and other expenses before we can determine whether a project is feasible, economically attractive or capable of being financed.

Currently, we have power plants under development or construction in the United States, Kenya, Guatemala and China, and we intend to pursue the expansion of some of our existing plants and the development of other new plants. Our completion of these facilities is subject to substantial risks, including:

•	unanticipated cost increases;

•	shortages and inconsistent qualities of equipment, material and labor;

•	work stoppages;

•	inability to obtain permits and other regulatory matters;

•	failure by key contractors and vendors to timely and properly perform;

•	adverse environmental and geological conditions (including inclement weather conditions); and

•	our attention to other projects;

any one of which could give rise to delays, cost overruns, the termination of the plant expansion, construction or development or the loss (total or partial) of our interest in the project under development, construction or expansion. Currently, we have not yet obtained a construction license for the Amatitlan project in Guatemala. In addition, we have not yet obtained certain permits and government approvals required for the completion and successful operation of the Gould project.

We may be unable to obtain the financing we need to pursue our growth strategy and any future financing we receive may be less favorable to us than our current financing arrangements, either of which may adversely affect our ability to expand our operations.

Our geothermal power plants generally have been financed using leveraged financing structures, consisting of non-recourse or limited recourse debt obligations. As of December 31, 2004 and September 30, 2005, we had approximately $578.4 million and $538.0 million, respectively, of total consolidated indebtedness (including indebtedness to our parent company in the amount of $186.9 million and $193.9 million as of December 31, 2004 and September 30, 2005, respectively), of which approximately $357.2 million and $348.2 million, respectively, represented non-recourse debt and limited recourse debt held by our subsidiaries. Each of our projects under development or construction and those projects and businesses we may seek to acquire or construct will require substantial capital investment. Our continued access to capital with acceptable terms is necessary for the success of our growth strategy. Our attempts to obtain future financings may not be successful or on favorable terms.

Market conditions and other factors may not permit future project and acquisition financings on terms similar to those our subsidiaries have previously received. Our ability to arrange for financing on a substantially non-recourse or limited recourse basis, and the costs of such financing, are dependent on numerous factors, including general economic and capital market conditions, credit availability from banks, investor confidence, the continued success of current projects, the credit quality of the projects being financed, the political situation in the country where the project is located and the continued existence of tax and securities laws which are conducive to raising capital. If we are not able to obtain financing for our projects on a substantially non-recourse or limited recourse basis, we may have to finance them using recourse capital such as direct equity investments, parent company loans or the incurrence of additional debt by us.

Also, in the absence of favorable financing options, we may decide not to build new plants or acquire facilities from third parties. Any of these alternatives could have a material adverse effect on our growth prospects.

Our foreign projects expose us to risks related to the application of foreign laws, taxes, economic conditions, labor supply and relations, political conditions and policies of foreign governments, any of which risks may delay or reduce our ability to profit from such projects.

We have substantial operations outside of the United States that generated revenues in the amount of $82.1 million and $58.9 million for the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively, which represented 37.4% and 32.9% of our total revenues for such periods, respectively. Our foreign operations are subject to regulation by various foreign governments and regulatory authorities and are subject to the application of foreign laws. Such foreign laws or regulations may not provide for the same type of legal certainty and rights, in connection with our contractual relationships in such countries, as are afforded to our projects in the United States, which may adversely affect our ability to receive revenues or enforce our rights in connection with our foreign operations. Furthermore, existing laws or regulations may be amended or repealed, and new laws or regulations may be enacted or issued. In addition, the laws and regulations of some countries may limit our ability to hold a majority interest in some of the projects that we may develop or acquire, thus limiting our ability to control the development, construction and operation of such projects. Our foreign operations are also subject to significant political, economic and financial risks, which vary by country, and include:

•	changes in government policies or personnel;

•	changes in general economic conditions;

•	restrictions on currency transfer or convertibility;

•	changes in labor relations;

•	political instability and civil unrest;

•	changes in the local electricity market;

•	breach or repudiation of important contractual undertakings by governmental entities; and

•	expropriation and confiscation of assets and facilities.

In particular, the Philippines is in the midst of an ongoing privatization of the electric industry, and in Guatemala the electricity sector was partially privatized, and it is currently unclear whether further privatization will occur in the future. Such developments may affect our existing Leyte and Zunil projects and the Amatitlan project (Leyte in the Phillipines and Zunil and Amatitlan in Guatemala) currently under construction if, for example, they result in changes to the prevailing tariff regime or in the identity and creditworthiness of our power purchasers. In Nicaragua, Union Fenosa, one of the electric utilities, has been experiencing difficulties adjusting the tariffs charged to its customers, thus affecting Union Fenosa’s ability to pay for electricity its purchases from power generators. This may adversely affect our Momotombo project in Nicaragua. In Kenya, the government is continuing to make an effort to deliver on campaign promises to reduce the price of electricity and is applying pressure on independent power producers, such as our Olkaria III project, to lower their tariffs. In addition, Kenya’s government is considering a further restructuring and privatization of the electricity industry and may divide Kenya Power & Lighting Co. Ltd., the power purchaser for our Olkaria III project, into separate entities and then privatize one or more of such resulting entities. A material tariff reduction or any break-up and potential privatization of Kenya Power & Lighting Co. Ltd. may adversely affect our Olkaria III project. We have recently held discussions with the Kenyan government and Kenya Power & Lighting Co. Ltd. regarding, among other things, the construction of Phase II of the Olkaria III project in Kenya. Upon implementation, we expect Phase II to add approximately 35 MW in generating capacity to the current Olkaria III project. Under existing documentation for the Olkaria III project, our subsidiary was required to construct Phase II and to reach commercial operations by May 31, 2007, in order to avoid financial penalties, or by April 17, 2008, at the latest, to avoid termination of the entire power purchase agreement. Discussions are currently underway with Kenyan parties regarding the possible entry of a publicly held Kenyan corporation as a minority equity investor in the Olkaria III project, possible reduction of the tariff payable under the power purchase agreement and related issues. In connection with such discussions, Kenya Power and Lighting Co. Ltd has provided an approximate 105 day extension of the project’s Phase II schedule.

Although we generally obtain political risk insurance in connection with our foreign projects, such political risk insurance does not mitigate all of the above-mentioned risks. In addition, insurance proceeds received pursuant to our political risk insurance policies, where applicable, may not be adequate to cover all losses sustained as a result of any covered risks and may at times be pledged in favor of the project lenders as collateral. Also, insurance may not be available in the future with the scope of coverage and in amounts of coverage adequate to insure against such risks and disturbances.

Our foreign projects and foreign manufacturing operations expose us to risks related to fluctuations in currency rates, which may reduce our profits from such projects and operations.

Risks attributable to fluctuations in currency exchange rates can arise when any of our foreign subsidiaries borrow funds or incur operating or other expenses in one type of currency but receive revenues in another. In such cases, an adverse change in exchange rates can reduce such subsidiary’s ability to meet its debt service obligations, reduce the amount of cash and income we receive from such foreign subsidiary or increase such subsidiary’s overall expenses. In addition, the imposition by foreign governments of restrictions on the transfer of foreign currency abroad, or restrictions on the conversion of local currency into foreign currency, would have an adverse effect on the operations of our foreign projects and foreign manufacturing operations, and may limit or diminish the amount of cash and income that we receive from such foreign projects and operations.

A significant portion of our net revenue is attributed to payments made by power purchasers under power purchase agreements. The failure of any such power purchaser to perform its obligations under the relevant power purchase agreement or the loss of a power purchase agreement due to a default would reduce our net income and could materially and adversely affect our business, financial condition, future results and cash flow.

A significant portion of our net revenue is attributed to revenues derived from power purchasers under the relevant power purchase agreements. Southern California Edison Company, Hawaii Electric Light Company, and Sierra Pacific Power Company have accounted for 41.4%, 7.1% and 12.9%, respectively, of our revenues for the year ended December 31, 2004 and 38.1%, 14.4% and 13.3%, respectively, for the nine months ended September 30, 2005. Neither we nor any of our affiliates make any representations as to the financial condition or creditworthiness of any purchaser under a power purchase agreement, and nothing in this prospectus should be construed as such a representation.

There is a risk that any one or more of the power purchasers may not fulfill their respective payment obligations under their power purchase agreements. For example, as a result of the energy crisis in California, Southern California Edison Company withheld payments it owed under various of its power purchase agreements with a number of power generators (such as the Ormesa, Heber, and Mammoth projects) payable for certain energy delivered between November 2000 and March 2001 under such power purchase agreements until March 2002. If any of the power purchasers fails to meet its payment obligations under its power purchase agreements, it could materially and adversely affect our business, financial condition, future results and cash flow.

In connection with the power purchase agreements for the Ormesa project, Southern California Edison Company challenged the contract rate for the power supplied by the GEM 2 and GEM 3 plants to the Ormesa project for auxiliary purposes. Southern California Edison Company contends that California ISO real-time prices should apply instead of the contract rate. Management believes that the contract rate should apply and that, even if Southern California Edison Company is correct that the contract rate should not apply, SP-15 prices quoted by NYMEX (which are higher than California ISO real-time prices) should apply. According to Southern California Edison Company’s estimation, the amount under dispute is approximately $2.5 million. The parties have signed an Interim Agreement, whereby Southern California Edison Company will procure the GEM power at 5.37 Cents/kWh until May 1, 2007. In addition, we expect a long-term power purchase agreement will be entered into for the GEM power for post 2007. The power rate under the long-term power purchase agreement will provide Southern California Edison Company the full satisfaction of any past or present claims. The negotiations of the long-term power purchase agreement are still under way and there is no guarantee that it will be successfully completed.

Seasonal variations may cause significant fluctuations in our cash flows, which may cause the market price of our common stock to fall in certain periods.

Our results of operations are subject to seasonal variations. This is primarily because some of our domestic projects receive higher capacity payments under the relevant power purchase agreements during the summer months, and due to the generally higher short run avoided costs in effect during the summer months. Some of our other projects may experience reduced generation during warm periods due to the lower heat differential between the geothermal fluid and the ambient surroundings. Such seasonal variations could materially and adversely affect our business, financial condition, future results and cash flow. If our operating results fall below the public’s or analysts’ expectations in some future period or periods, the market price of our common stock will likely fall in such period or periods.

Pursuant to the terms of some of our power purchase agreements with investor-owned electric utilities in states that have renewable portfolio standards, the failure to supply the contracted capacity and energy thereunder may result in the imposition of penalties.

Under the Burdette (formerly Galena), Desert Peak 2, Gould and Galena 2 power purchase agreements, we may be required to make payments to the relevant power purchaser in an amount equal to such purchaser’s replacement costs for renewable energy relating to any shortfall amount of renewable energy that we do not provide as required under the power purchase agreement and which such power purchaser is forced to obtain from an alternate source. These four power purchase agreements are expected to phase-in and commence generating revenues in 2006. When all four are generating revenues, measured against our revenues from the sale of electricity for the nine months ended September 30, 2005 and assuming no other changes in our revenues, the revenues from such agreements will constitute, collectively, less than 12% of our total revenues from the sale of electricity. In addition, we may be required to make payments to the relevant power purchaser in an amount equal to its replacement costs relating to any renewable energy credits we do not provide as required under the relevant power purchase agreement. We may be subject to certain penalties, and we may also be required to pay liquidated damages, if certain minimum performance requirements are not met under certain of our power purchase agreements, all of which could materially and adversely affect our business, financial condition, future results and cash flow. With respect to certain of our power purchase agreements, we may also be required to pay liquidated damages to our power purchaser if the relevant project does not maintain availability of at least 85% during applicable peak periods. The maximum aggregate amount of such liquidated damages for the Steamboat 2 and Steamboat 3 power purchase agreements would be approximately $1.5 million for each project.

The short run avoided costs for our power purchasers may decline, which would reduce our project revenues and could materially and adversely affect our business, financial condition, future results and cash flow.

Under the power purchase agreements for our projects in California, the price that Southern California Edison Company pays for energy is based upon its short run avoided costs, which are the incremental costs that it would have incurred had it generated the relevant electrical energy itself or purchased such energy from others. Under settlement agreements between Southern California Edison Company and a number of power generators in California that are ‘‘Qualifying Facilities’’ pursuant to the Public Utility Regulatory Policies Act of 1978, as amended, which we refer to as ‘‘Qualifying Facilities’’, including our subsidiaries, the energy price component payable by Southern California Edison Company has been fixed through April 2007, and thereafter will be based on Southern California Edison Company’s short run avoided costs, as determined by the California Public Utilities Commission, which we refer to as "CPUC." These short run avoided costs are made available by Southern California Edison Company to the public and may vary substantially on a monthly basis, based primarily on natural gas prices and other factors. The levels of short run avoided cost prices paid by Southern California Edison Company may decline following the expiration date of the settlement agreements, which in turn would reduce our project revenues derived from Southern California Edison Company under our power purchase agreements with it and could materially and adversely affect our business, financial condition, future results and cash flow.

In response to an order issued by a California State Court of Appeals, the CPUC has commenced an administrative proceeding in order to address short run avoided cost pricing for Qualifying Facilities for the period spanning from December 2000 to March 2001. The court directed the CPUC to modify short run avoided cost pricing on a retroactive basis to the extent that the CPUC determined that short run avoided cost prices were not sufficiently ‘‘accurate’’ or ‘‘correct’’. On February 15, 2005 the CPUC issued a draft decision affirming that short run avoided cost prices during the disputed period were correct and in compliance with PURPA requirements and that no retroactive adjustments are warranted. That draft decision was challenged by the parties. The CPUC determined that additional information was necessary to resolve the matter and the draft decision was withdrawn. The parties were given time to submit additional information and a decision from the CPUC has not yet been rendered. If the short run avoided cost prices charged during the period in question were determined by the CPUC not to be ‘‘accurate’’ or ‘‘correct,’’ retroactive price adjustments could be required for any of our Qualifying Facilities in California whose payments are tied to short run avoided cost pricing, including the Heber, Mammoth and Ormesa projects. Currently, it is not possible to predict the outcome of such proceedings; however, any retroactive price adjustment required to be made in relation to any of our projects may require such projects to make refund payments or charge less for future sales, which could materially and adversely affect our business, financial condition, future results and cash flow.

If any of our domestic projects loses its Qualifying Facility status under PURPA, or if amendments to PURPA are enacted that substantially reduce the benefits currently afforded to Qualifying Facilities, our domestic operations could be adversely affected.

Most of our domestic projects are Qualifying Facilities pursuant to the Public Utility Regulatory Policies Act of 1978, as amended, which we refer to as "PURPA," which largely exempts the projects from the Federal Power Act, which we refer to "FPA," the Public Utility Holding Company Act of 1935, as amended, which we refer to as "PUHCA," and certain state and local laws and regulations regarding rates and financial and organizational requirements for electric utilities.

Until February 8, 2006, the effective date of the repeal of PUHCA (pursuant to the 2005 Energy Act), in the event that any of our domestic projects loses its Qualifying Facility status, such project and we could become subject to PUHCA, unless we file an application for status as an ‘‘Exempt Wholesale Generator’’ or ‘‘EWG’’ which would continue the PUHCA exemption until PUHCA is repealed. In addition, if any of the domestic projects were to lose its Qualifying Facility status, such project could also become subject to the full scope of the FPA and applicable state regulations. The application of PUHCA, FPA and other applicable state regulations to our domestic projects would require our operations to comply with an increasingly complex regulatory regime that may be costly and greatly reduce our operational flexibility.

In addition, pursuant to the FPA, the Federal Energy Regulatory Commission, which we refer to as "FERC," has exclusive rate-making jurisdiction over wholesale sales of electricity and transmission in interstate commerce. These rates may be based on a cost of service approach or may be determined on a market basis through competitive bidding or negotiation. Qualifying Facilities are generally exempt from the FPA. If a domestic project were to lose its Qualifying Facility status, it would become a public utility under the FPA, and the rates charged by such project pursuant to its power purchase agreements would be subject to the review and approval of the FERC. The FERC, upon such review, may determine that the rates currently set forth in such power purchase agreements are not appropriate and may set rates that are lower than the rates currently charged. In addition, the FERC may require that some or all of our domestic projects refund amounts previously paid by the relevant power purchaser to such project. Such events would likely result in a decrease in our future revenues or in an obligation to disgorge revenues previously received from our domestic projects, each of which would have an adverse effect on our revenues.

Moreover, a loss of Qualifying Facility status also could permit the power purchaser, pursuant to the terms of the particular power purchase agreement, to cease taking and paying for electricity from the relevant project or, consistent with FERC precedent, to seek refunds of past amounts paid. This could cause the loss of some or all of our revenues payable pursuant to the related power purchase agreement, result in significant liability for refunds of past amounts paid, or otherwise impair the value of our project. If a power purchaser were to cease taking and paying for electricity or seek to obtain refunds of past amounts paid, there can be no assurance that the costs incurred in connection with the project could be recovered through sales to other purchasers or that we would have sufficient funds to make such payments. In addition, the loss of Qualifying Facility status would be an event of default under the financing arrangements currently in place for some of our projects, which would enable the lenders to exercise their remedies and enforce the liens on the relevant project.

On October 11, 2005, FERC proposed regulations to implement the new PURPA requirements contained in the 2005 Energy Act. Under the proposed regulations, wholesale sales by Qualifying Facilities, which have been generally exempt from the FPA, would be subject to the FPA unless the power purchase agreement was approved pursuant to PURPA by the relevant state commission. It is not clear whether this provision will be included when the regulations are ultimately adopted. However, if adopted, such regulations may have an adverse impact on our operation.

A decision by the U.S. Court of Appeals to overturn a FERC decision relating to the use by a project of power generated from another Qualifying Facility for auxiliary purposes may adversely affect our operations and financial results.

According to a recent FERC decision regarding our Ormesa project, a geothermal Qualifying Facility that obtains electricity for the operation of its reinjection pumps from an electric utility must reduce its net capacity available for sale by an equivalent amount. However, the FERC decision held that if the electricity for reinjection pumping is provided by Qualifying Facilities that are cogeneration or small power production facilities, no reduction in net capacity is required. Since electricity for reinjection pumping is provided to the Ormesa project by this type of Qualifying Facility, no change in operations at the Ormesa project is required by the FERC decision. However, a petition for review of this aspect of the FERC’s decision has been filed before the U.S. Court of Appeals for the District of Columbia. If the Court of Appeals were to overturn the FERC’s recent decision regarding the use of electricity for reinjection pumping provided by the Qualifying Facilities that are cogeneration or small power production facilities, there could be an adverse effect on revenues received from power sales on the Ormesa facility, and thus, an adverse effect on our operations and financial results. Oral arguments in the case before the U.S. Court of Appeals for the District of Columbia were heard on December 6, 2005. A decision by the court may be issued within the next several months.

Our financial performance is significantly dependent on the successful operation of our projects, which is subject to changes in the legal and regulatory environment affecting our projects.

All of our projects are subject to extensive regulation and, therefore, changes in applicable laws or regulations, or interpretations of those laws and regulations, could result in increased compliance costs, the need for additional capital expenditures or the reduction of certain benefits currently available to our projects. The structure of federal and state energy regulation currently is, and may continue to be, subject to challenges, modifications, the imposition of additional regulatory requirements, and restructuring proposals. Our power purchasers or we may not be able to obtain all regulatory approvals that may be required in the future, or any necessary modifications to existing regulatory approvals, or maintain all required regulatory approvals. In addition, the cost of operation and maintenance and the operating performance of geothermal power plants may be adversely affected by changes in certain laws and regulations, including tax laws.

The federal government also encourages production of electricity from geothermal resources through certain tax subsidies. We are permitted to claim in our consolidated federal tax returns either an investment tax credit for approximately 10% of the cost of each new geothermal power plant or ‘‘production tax credits’’ of 1.9 cents a kilowatt hour on the first ten years of electricity output. (Production tax credits can only be claimed on new plants put into service between October 23, 2004 and December 31, 2007.) We are also permitted to deduct most of the cost of the power plant as ‘‘depreciation’’ over five years on an accelerated basis. The fact that the deductions are accelerated means that more of the cost is deducted in the first few years than during the remainder of the depreciation period. In addition, we have the ability to transfer the value of these tax incentives when we are not in a position to use them directly. For instance, energy credits can be transferred through lease financing, and production tax credits may be transferred by bringing in another company who can use them as a partner in the project.

President Bush has made it a central theme of his second term to simplify the U.S. tax code. Among the options that may be under consideration are replacing or supplementing the corporate income tax with a value-added-tax, stripping away many tax subsidies, and eliminating taxes on interest, dividends and other returns to capital. Significant tax reform has the potential to have a material effect on our business, financial condition, future results and cash flow. It could reduce or eliminate the value that geothermal companies receive from the current tax subsidies. Any restrictions or tightening of the rules for lease or partnership transactions—whether or not part of major tax reform—could also materially affect our business, financial condition, future results and cash flow.

Any such changes could significantly increase the regulatory-related compliance and other expenses incurred by the projects and could significantly reduce or entirely eliminate the revenues generated by one or more of the projects, which in turn would reduce our net income and could materially and adversely affect our business, financial condition, future results and cash flow.

The costs of compliance with environmental laws and of obtaining and maintaining environmental permits and governmental approvals, which currently are significant, may increase in the future and could materially and adversely affect our business, financial condition, future results and cash flow; any non-compliance with such laws or regulations may result in the imposition of liabilities which could materially and adversely affect our business, financial condition, future results and cash flow.

Our projects are required to comply with numerous domestic and foreign federal, regional, state and local statutory and regulatory environmental standards and to maintain numerous environmental permits and governmental approvals required for construction and/or operation. Some of the environmental permits and governmental approvals that have been issued to the projects contain conditions and restrictions, including restrictions or limits on emissions and discharges of pollutants and contaminants, or may have limited terms. If we fail to satisfy these conditions or comply with these restrictions, or with any statutory or regulatory environmental standards, we may become subject to regulatory enforcement action and the operation of the projects could be adversely affected or be subject to fines, penalties or additional costs. In addition, we may not be able to renew, maintain or obtain all environmental permits and governmental approvals required for the continued operation or further development of the projects. As of the date of this registration statement, we have not yet obtained certain permits and government approvals required for the completion and successful operation of the Gould project. In addition, a nearby municipality has informed our Amatitlan project that an additional building permit should be obtained from such municipality before construction commences. In what appears to be a related occurrence, a group of demonstrators from the municipality have attempted to disrupt the access road to our Amatitlan project. A separate group of demonstrators from another municipality have turned out in support of the project, and Guatemalan authorities have assisted in maintaining access to the project. Our failure to renew, maintain or obtain required permits or governmental approvals, including the permits and approvals necessary for operating the Gould project and the Amatitlan project, could cause our operations to be limited or suspended. Environmental laws, ordinances and regulations affecting us can be subject to change and such change could result in increased compliance costs, the need for additional capital expenditures, or otherwise adversely affect us.

We could be exposed to significant liability for violations of hazardous substances laws because of the use or presence of such substances at our projects.

Our projects are subject to numerous domestic and foreign federal, regional, state and local statutory and regulatory standards relating to the use, storage and disposal of hazardous substances. We use isobutene, isopentane, industrial lubricants and other substances at our projects which are or could become classified as hazardous substances. If any hazardous substances are found to have been released into the environment at or by the projects, we could become liable for the investigation and removal of those substances, regardless of their source and time of release. If we fail to comply with these laws, ordinances or regulations (or any change thereto), we could be subject to civil or criminal liability, the imposition of liens or fines, and large expenditures to bring the projects into compliance. Furthermore, in the United States, we can be held liable for the cleanup of releases of hazardous substances at other locations where we arranged for disposal of those substances, even if we did not cause the release at that location. The cost of any remediation activities in connection with a spill or other release of such substances could be significant.

We believe that at one time there may have been a gas station located on the Mammoth project site, but because of significant surface disturbance and construction since that time further physical evaluation of the former gas station site has been impractical. There may be soil or groundwater contamination and related potential liabilities of which we are unaware related to this site, which may be significant and may adversely and materially affect our operations and revenues.

We may not be able to successfully integrate companies which we may acquire in the future, which could materially and adversely affect our business, financial condition, future results and cash flow.

Our strategy is to continue to expand in the future, including through acquisitions. Integrating acquisitions is often costly, and we may not be able to successfully integrate our acquired companies with our existing operations without substantial costs, delays or other adverse operational or financial consequences. Integrating our acquired companies involves a number of risks that could materially and adversely affect our business, including:

•	failure of the acquired companies to achieve the results we expect;

•	inability to retain key personnel of the acquired companies;

•	risks associated with unanticipated events or liabilities; and

•	the difficulty of establishing and maintaining uniform standards, controls, procedures and policies, including accounting controls and procedures.

If any of our acquired companies suffers customer dissatisfaction or performance problems, the same could adversely affect the reputation of our group of companies and could materially and adversely affect our business, financial condition, future results and cash flow.

The power generation industry is characterized by intense competition, and we encounter competition from electric utilities, other power producers, and power marketers that could materially and adversely affect our business, financial condition, future results and cash flow.

The power generation industry is characterized by intense competition from electric utilities, other power producers and power marketers. In recent years, there has been increasing competition in the sale of electricity, in part due to excess capacity in a number of U.S. markets and an emphasis on short-term or ‘‘spot’’ markets, and competition has contributed to a reduction in electricity prices. For the most part, we expect that power purchasers interested in long-term arrangements will engage in ‘‘competitive bid’’ solicitations to satisfy new capacity demands. This competition could adversely affect our ability to obtain power purchase agreements and the price paid for electricity by the relevant power purchasers. There is also increasing competition between electric utilities. This competition has put pressure on electric utilities to lower their costs, including the cost of purchased electricity, and increasing competition in the future will put further pressure on power purchasers to reduce the prices at which they purchase electricity from us.

The existence of a prolonged force majeure event or a forced outage affecting a project could reduce our net income and materially and adversely affect our business, financial condition, future results and cash flow.

The operation of our subsidiaries' geothermal power plants is subject to a variety of risks discussed elsewhere in these risk factors, including events such as fires, explosions, earthquakes, landslides, floods, severe storms or other similar events. For example, recently, due to hurricane activity, the access roads and the piping from the wells to the Zunil power plant were damaged and, as a result, the project has not been in operation since October 2005 and it will not be in operation until repair work is substantially completed, which we expect to occur in the second quarter of 2006.

If a project experiences an occurrence resulting in a force majeure event, our subsidiary owning that project would be excused from its obligations under the relevant power purchase agreement. However, the relevant power purchaser may not be required to make any capacity and/or energy payments with respect to the affected project or plant so long as the force majeure event continues and, pursuant to certain of our power purchase agreements, will have the right to prematurely terminate the power purchase agreement. Additionally, to the extent that a forced outage has occurred, the relevant power purchaser may not be required to make any capacity and/or energy payments to the affected project, and if as a result the project fails to attain certain performance requirements under certain of our power purchase agreements, the purchaser may have the right to permanently reduce the contract capacity (and, correspondingly, the amount of capacity payments due pursuant to such agreements in the future), seek refunds of certain past capacity payments, and/or prematurely terminate the power purchase agreement. As a consequence, we may not receive any net revenues from the affected project or plant other than the proceeds from any business interruption insurance that applies to the force majeure event or forced outage after the relevant waiting period, and may incur significant liabilities in respect of past amounts required to be refunded. Accordingly, our business, financial condition, future results and cash flows could be materially and adversely affected. Recently, due to hurricane activity, piping from the wells to the Zunil power plant was damaged and as a result, the Project has not been in operation since October 14, 2005.

The existence of a force majeure event or a forced outage affecting the transmission system of the Imperial Irrigation District could reduce our net income and materially and adversely affect our business, financial condition, future results and cash flow.

If the transmission system of the Imperial Irrigation District experiences a force majeure event or a forced outage which prevents it from transmitting the electricity from the Heber projects or the Ormesa project to the relevant power purchaser, the relevant power purchaser would not be required to make energy payments for such non-delivered electricity and may not be required to make any capacity payments with respect to the affected project so long as such force majeure event or forced outage continues. Our revenues for the year ended December 31, 2004 and for the nine months ended September 30, 2005, from the projects utilizing the Imperial Irrigation District transmission system, were approximately $90.8 million and $68.3 million, respectively. The impact of such force majeure would depend on the duration thereof, with longer outages resulting in greater revenue loss.

Some of our leases will terminate if we do not extract geothermal resources in ‘‘commercial quantities’’, thus requiring us to enter into new leases or secure rights to alternate geothermal resources, none of which may be available on terms as favorable to us as any such terminated lease, if at all.

Most of our geothermal resource leases are for a fixed primary term, and then continue for so long as geothermal resources are extracted in ‘‘commercial quantities’’ or pursuant to other terms of extension. The land covered by some of our leases is undeveloped and has not yet produced geothermal resources in ‘‘commercial quantities’’. Leases that cover land which remains undeveloped and does not produce, or does not continue to produce, geothermal resources in commercial quantities and leases that we allow to expire, will terminate. In the event that a lease is terminated and we determine that we will need that lease once the applicable project is operating, we would need to enter into one or more new leases with the owner(s) of the premises that are the subject of the terminated lease(s) in order to develop geothermal resources from, or inject geothermal resources into, such premises or secure rights to alternate geothermal resources or lands suitable for injection, all of which may not be possible or could result in increased cost to us, which could materially and adversely affect our business, financial condition, future results and cash flow.

Our Bureau of Land Management leases may be terminated if we fail to comply with any of the provisions of the Geothermal Steam Act of 1970 or if we fail to comply with the terms or stipulations of such leases, which may materially and adversely affect our business and operations.

Pursuant to the terms of our Bureau of Land Management (which we refer to as "BLM") leases, we are required to conduct our operations on BLM-leased land in a workmanlike manner and in accordance with all applicable laws and BLM directives and to take all mitigating actions required by the BLM to protect the surface of and the environment surrounding the relevant land. Additionally, certain BLM leases contain additional requirements, some of which relate to the mitigation or avoidance of disturbance of any antiquities, cultural values or threatened or endangered plants or animals, the payment of royalties for timber and the imposition of certain restrictions on residential development on the leased land. In the event of a default under any BLM lease, or the failure to comply with such requirements, or any non-compliance with any of the provisions of the Geothermal Steam Act of 1970 or regulations issued thereunder, the BLM may, 30 days after notice of default is provided to our relevant project subsidiary, suspend our operations until the requested action is taken or terminate the lease, either of which could materially and adversely affect our business, financial condition, future results and cash flow.

Some of our leases (or subleases) could terminate if the lessor (or sublessor) under any such lease (or sublease) defaults on any debt secured by the relevant property, thus terminating our rights to access the underlying geothermal resources at that location.

The fee interest in the land which is the subject of some of our leases (or subleases) may currently be or may become subject to encumbrances securing loans from third party lenders to the lessor (or sublessor). Our rights as lessee (or sublessee) under such leases (or subleases) are or may be subject and subordinate to the rights of any such lender. Accordingly, a default by the lessor (or sublessor) under any such loan could result in a foreclosure on the underlying fee interest in the property and thereby terminate our leasehold interest and result in the shutdown of the project located on the relevant property and/or terminate our right of access to the underlying geothermal resources required for our operations.

In addition, a default by a sublessor under its lease with the owner of the property that is the subject of our sublease could result in the termination of such lease and thereby terminate our sublease interest and our right to access the underlying geothermal resources required for our operations.

Current and future urbanizing activities and related residential, commercial and industrial developments may encroach on or limit geothermal activities in the areas of our projects, thereby affecting our ability to utilize, access, inject and/or transport geothermal resources on or underneath the affected surface areas.

Current and future urbanizing activities and related residential, commercial and industrial development may encroach on or limit geothermal activities in the areas of our projects, thereby affecting our ability to utilize, access, inject and/or transport geothermal resources on or underneath the affected surface areas. In particular, the Heber projects and the Gould project rely on an area, which we refer to as the "Heber Known Geothermal Resource Area" or "Heber KGRA," for the geothermal resource necessary to generate electricity at the Heber projects and Gould project. Imperial County has adopted a ‘‘specific plan area’’ that covers the Heber KGRA, which we refer to as the "Heber Specific Plan Area." The Heber Specific Plan Area allows commercial, residential, industrial and other employment oriented development in a mixed-use orientation, which currently includes geothermal uses. Several of the landowners from whom we hold geothermal leases have expressed an interest in developing their land for residential, commercial, industrial or other surface uses in accordance with the parameters of the Heber Specific Plan Area. Currently, Imperial County's Heber Specific Plan Area is coordinated with the cities of El Centro and Calexio. There has been ongoing underlying interest since the early 1990s to incorporate the community of Heber. While any incorporation process would likely take several years, if Heber were to be incorporated, the City of Heber could replace Imperial County as the governing land use authority, which, depending on its policies, could have a significant effect on land use and availability of geothermal resources.

Current and future development proposals within Imperial County and the City of Calexico, applications for annexations to the City of Calexico, and plans to expand public infrastructure may affect surface areas within the Heber KGRA, thereby limiting our ability to utilize, access, inject and/or transport the geothermal resource on or underneath the affected surface area that is necessary for the operation of our Heber projects and Gould project, which could adversely affect our operations and reduce our revenues.

We depend on key personnel for the success of our business.

Our success is largely dependent on the skills, experience and efforts of our senior management team and other key personnel. In particular, our success depends on the continued efforts of Lucien Bronicki, Dita Bronicki, Hezy Ram, Nadav Amir, Yoram Bronicki and other key employees. The loss of the services of any key employee could materially harm our business, financial condition, future results and cash flow. Although to date we have been successful in retaining the services of senior management and have entered into employment agreements with Lucien Bronicki, Dita Bronicki, Hezy Ram and Yoram Bronicki, such members of our senior management may terminate their employment agreements without cause and with notice periods ranging from 90 to 180 days. We may also not be able to locate or employ on acceptable terms qualified replacements for our senior management or key employees if their services were no longer available.

Our projects have generally been financed through a combination of parent company loans and limited- or non-recourse project finance debt and lease financing. If our project subsidiaries default on their obligations under such limited- or non-recourse debt or lease financing, we may be required to make certain payments to the relevant debt holders and if the collateral supporting such leveraged financing structures is foreclosed upon, we may lose certain of our projects.

Our projects have generally been financed using a combination of parent company loans and limited or non-recourse project finance debt or lease financing. Non-recourse project finance debt or lease financing refers to financing arrangements that are repaid solely from the project’s revenues and are secured by the project’s physical assets, major contracts, cash accounts and, in many cases, our ownership interest in the project subsidiary. Limited-recourse project finance debt refers to our additional agreement, as part of the financing of a project, to provide limited financial support for the project subsidiary in the form of limited guarantees, indemnities, capital contributions and agreements to pay certain debt service deficiencies. If our project subsidiaries default on their obligations under the relevant debt documents, creditors of a limited recourse project financing will have direct recourse to us, to the extent of our limited recourse obligations, which may require us to use distributions received by us from other projects, as well as other sources of cash available to us, in order to satisfy such obligations. In addition, if our project subsidiaries default on their obligations under the relevant debt documents (or a default under such debt documents arises as a result of a cross-default to the debt documents of some of our other projects) and the creditors foreclose on the relevant collateral, we may lose our ownership interest in the relevant project subsidiary or our project subsidiary owning the project would only retain an interest in the physical assets, if any, remaining after all debts and obligations were paid in full.

Changes in costs and technology may significantly impact our business by making our power plants and products less competitive.

A basic premise of our business model is that generating baseload power at geothermal power plants achieves economies of scale and produces electricity at a competitive price. However, traditional coal-fired systems and gas-fired systems may under certain economic conditions produce electricity at lower average prices than our geothermal plants. In addition, there are other technologies that can produce electricity, most notably fossil fuel power systems, hydroelectric systems, fuel cells, microturbines, windmills and photovoltaic (solar) cells. Some of these alternative technologies currently produce electricity at a higher average price than our geothermal plants; however, research and development activities are ongoing to seek improvements in such alternate technologies and their cost of producing electricity is gradually declining. It is possible that advances will further reduce the cost of alternate methods of power generation to a level that is equal to or below that of most geothermal power generation technologies. If this were to happen, the competitive advantage of our projects may be significantly impaired.

Our expectations regarding the market potential for the development of recovered energy-based power generation may not materialize, and as a result we may not derive any significant revenues from this line of business.

We have identified recovered energy-based power generation as a significant market opportunity for us. Demand for our recovered energy-based power generation units may not materialize or grow at the levels that we expect. We currently face competition in this market from manufacturers of conventional steam turbines and may face competition from other related technologies in the future. If this market does not materialize at the levels that we expect, such failure may materially and adversely affect our business, financial condition, future results and cash flow.

Our intellectual property rights may not be adequate to protect our business.

Our intellectual property rights may not be adequate to protect our business. While we occasionally file patent applications, patents may not be issued on the basis of such applications or, if patents are issued, they may not be sufficiently broad to protect our technology. In addition, any patents issued to us or for which we have use rights may be challenged, invalidated or circumvented.

In order to safeguard our unpatented proprietary know-how, trade secrets and technology, we rely primarily upon trade secret protection and non-disclosure provisions in agreements with employees and others having access to confidential information. These measures may not adequately protect us from disclosure or misappropriation of our proprietary information.

Even if we adequately protect our intellectual property rights, litigation may be necessary to enforce these rights, which could result in substantial costs to us and a substantial diversion of management attention. Also, while we have attempted to ensure that our technology and the operation of our business do not infringe other parties’ patents and proprietary rights, our competitors or other parties may assert that certain aspects of our business or technology may be covered by patents held by them. Infringement or other intellectual property claims, regardless of merit or ultimate outcome, can be expensive and time-consuming and can divert management’s attention from our core business.

We are subject to risks associated with a changing economic and political environment, which may adversely affect our financial stability or the financial stability of our counterparties.

The risk of terrorist attacks in the United States or elsewhere continues to remain a potential source of disruption to the nation’s economy and financial markets in general. The availability and cost of capital for our business and that of our competitors has been adversely affected by the bankruptcy of Enron Corp. and events related to the California electric market crisis. Additionally, the recent rise in fuel costs may make it more expensive for our customers to operate their businesses. These events could constrain the capital available to our industry and could adversely affect our financial stability and the financial stability of our transaction counterparties.

Possible fluctuations in the cost of construction, raw materials and drilling may materially and adversely affect our business, financial condition, future results and cash flow.

Our manufacturing operations are dependent on the supply of various raw materials, including primarily steel and aluminum, and on the supply of various industrial equipment components that we use. We currently obtain all such materials and equipment at prevailing market prices. We are not dependent on any one supplier and do not have any long-term agreements with any of our suppliers. We have recently experienced increases in the cost of raw materials and in transportation costs. We have also experienced an increase in construction costs, which we expect may intensify due to recent hurricane activity, and an increase in drilling costs. To the extent not otherwise passed along to our customers, these and future cost increases of such raw materials and equipment could adversely affect our profit margins.

Conditions in Israel, where the majority of our senior management and all of our production and manufacturing facilities are located, may adversely affect our operations and may limit our ability to produce and sell our products or manage our projects.

Operations in Israel accounted for approximately 23.7% and 25.6% of our operating expenses in the nine months ended September 30, 2005, and in the year ended December 31, 2004, respectively. Political, economic and security conditions in Israel directly affect our operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors, and the continued state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Since October 2000, there has been a significant increase in violence, primarily in the West Bank and Gaza Strip. As a result, negotiations between Israel and representatives of the Palestinian Authority have been sporadic and have failed to result in peace. We could be adversely affected by hostilities involving Israel, the interruption or curtailment of trade between Israel and its trading partners, or a significant downturn in the economic or financial condition of Israel. In addition, the sale of products manufactured in Israel may be adversely affected in certain countries by restrictive laws, policies or practices directed toward Israel or companies having operations in Israel.

In addition, some of our employees in Israel are subject to being called upon to perform military service in Israel, and their absence may have an adverse effect upon our operations. Generally, unless exempt, male adult citizens of Israel under the age of 41 are obligated to perform up to 36 days of military reserve duty annually. Additionally, all such citizens are subject to being called to active duty at any time under emergency circumstances.

These events and conditions could disrupt our operations in Israel, which could materially harm our business, financial condition, future results and cash flow.

Failure to comply with certain conditions and restrictions associated with tax benefits provided to Ormat Systems Ltd. by the Government of Israel as an ‘‘approved enterprise’’ may require us to refund such tax benefits and pay future taxes in Israel at higher rates.

Our subsidiary, Ormat Systems Ltd., which we refer to as ‘‘Ormat Systems’’, has received ‘‘approved enterprise’’ status under Israel’s Law for Encouragement of Capital Investments, 1959, with respect to two of its investment programs. As an approved enterprise, our subsidiary is exempt from Israeli income taxes with respect to revenues derived from the approved investment program for a period of two years commencing on the year it first generates profits from the approved investment program, and thereafter such revenues are subject to a reduced Israeli income tax rate of 25% for an additional five years. These benefits are subject to certain conditions set forth in the certificate of approval from Israel’s Investment Center, which include, among other things, a requirement that Ormat Systems comply with Israeli intellectual property law, that all transactions between Ormat Systems and our affiliates be at arms length, and that there will be no change in control of, on a cumulative basis, more than 49% of Ormat Systems’ capital stock (including by way of a public or private offering) without the prior written approval of the Investment Center. If Ormat Systems does not comply with these conditions, in whole or in part, it would be required to refund the amount of tax benefits (as adjusted by the Israeli consumer price index and for accrued interest) and would no longer benefit from the reduced Israeli tax rate, which could have an adverse effect on our financial condition, future results and cash flow. If Ormat Systems distributes dividends out of revenues derived during the tax exemption period from the approved investment program, it will be subject, in the year in which such dividend is paid, to Israeli income tax on the distributed dividend.

If our parent defaults on its lease agreement with the Israel Land Administration, or is involved in a bankruptcy or similar proceeding, our rights and remedies under certain agreements pursuant to which we acquired our products business and pursuant to which we sublease our land and manufacturing facilities from our parent may be adversely affected.

We acquired our business relating to the manufacture and sale of products for electricity generation and related services from our parent, Ormat Industries. In connection with that acquisition, we entered into a sublease with Ormat Industries for the lease of the land and facilities in Yavne, Israel where our manufacturing and production operations are conducted and where our Israeli offices are located. Under the terms of our parent’s lease agreement with the Israel Land Administration, any sublease for a period of more than five years may require the prior approval of the Israel Land Administration. As a result, the initial term of our sublease with Ormat Industries is for a period of four years and eleven months beginning on July 1, 2004, extendable to twenty-five years less one day (which includes the initial term). The consent of the Israel Land Administration was obtained for a period of the shorter of (i) 25 years or (ii) the remaining period of the underlying lease agreement with the Israel Land Administration, which terminates between 2018 and 2047. If our parent was to breach its obligations to the Israel Land Administration under its lease agreement, the Israel Land Administration could terminate the lease agreement and, consequently, our sublease would terminate as well.

As part of the acquisition described in the preceding paragraph, we also entered into a patent license agreement with Ormat Industries, pursuant to which we were granted an exclusive license for certain patents and trademarks relating to certain technologies that are used in our business. If a bankruptcy case were commenced by or against our parent, it is possible that performance of all or part of the agreements entered into in connection with such acquisition (including the lease of land and facilities described above) could be stayed by the bankruptcy court in Israel or rejected by a liquidator appointed pursuant to the Bankruptcy Ordinance in Israel and thus not be enforceable. Any of these events could have a material and adverse effect on our business, financial condition, future results and cash flow.

We are a holding company and our revenues depend substantially on the performance of our subsidiaries and the projects they operate, most of which are subject to restrictions and taxation on dividends and distributions.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries. We conduct no other business and, as a result, we depend entirely upon our subsidiaries’ earnings and cash flow.

The agreements pursuant to which most of our subsidiaries have incurred debt restrict the ability of these subsidiaries to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses, debt service and replenishment or maintenance of cash reserves. In the case of some of our projects, such as the Mammoth project, there may be certain additional restrictions on dividend distributions pursuant to our agreements with our partners. Further, if we elect to receive distributions of earnings from our foreign operations, we may incur United States taxes on account of such distributions, net of any available foreign tax credits. In all of the foreign countries where our existing projects are located, dividend payments to us are also subject to withholding taxes. Each of the events described above may reduce or eliminate the aggregate amount of revenues we can receive from our subsidiaries.

Some of our directors that also hold positions with our parent may have conflicts of interest with respect to matters involving both companies.

Three of our seven directors are directors and/or officers of Ormat Industries. These directors will have fiduciary duties to both companies and may have conflicts of interest on matters affecting both us and our parent, and in some circumstances may have interests adverse to our interests. Our Chairman, Director and Chief Technology Officer, Mr. Bronicki, is the Chairman of our parent, and our Chief Executive Officer and Director, Mrs. Bronicki, is the Chief Executive Officer of our parent.

Risks Related to Our Securities

Investing in the securities to be offered pursuant to this prospectus may involve certain risks. In addition to the below risks regarding our common stock, we will include a description of the material risks relating to particular securities in the prospectus supplement for those securities. You should carefully consider the important factors set forth herein and under the heading ‘‘Risk Factors’’ in the applicable supplement to this prospectus before investing in any securities that may be offered.

Our controlling stockholders may take actions that conflict with your interests.

Ormat Industries, which is controlled by Bronicki Investments Ltd., holds 77.2% of our common stock. Bronicki Investments Ltd. is a privately held Israeli company and is controlled by Lucien and Dita Bronicki. Because of these holdings, our parent company and its controlling stockholders will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies. The directors elected by these stockholders will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest. For example, our controlling stockholders will be able to control the sale or other disposition of our products business to another entity or the transfer of such business outside of the State of Israel, as such action requires the affirmative vote of at least 75% of our outstanding shares.

The price of our common stock may fluctuate substantially and your investment may decline in value.

The market price of our common stock is likely to be highly volatile and may fluctuate substantially due to many factors, including:

•	actual or anticipated fluctuations in our results of operations including as a result of seasonal variations in our electricity-based revenues;

•	variance in our financial performance from the expectations of market analysts;

•	conditions and trends in the end markets we serve and changes in the estimation of the size and growth rate of these markets;

•	announcements of significant contracts by us or our competitors;

•	changes in our pricing policies or the pricing policies of our competitors;

•	loss of one or more of our significant customers;

•	legislation;

•	changes in market valuation or earnings of our competitors;

•	the trading volume of our common stock; and

•	general economic conditions.

In addition, the stock market in general, and the New York Stock Exchange and the market for energy companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. These broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources, which could materially harm our business, financial condition, future results and cash flow.

Future sales of common stock by some of our existing stockholders could cause our stock price to decline.

As of the date of this prospectus, our parent, Ormat Industries, holds approximately 77.2% of our outstanding common stock and some of our directors, officers and employees also hold shares of our outstanding common stock. Sales of such shares in the public market, as well as shares we may issue upon the exercise of outstanding options, could cause the market price of our common stock to decline significantly. The perception among investors that these sales may occur could produce the same effect.

Provisions in our charter documents and Delaware law may delay or prevent acquisition of us, which could adversely affect the value of our common stock.

Our second amended and restated certificate of incorporation, which we refer to as our ‘‘Certificate of Incorporation’’, and our second amended and restated by-laws, which we refer to as our ‘‘By-laws’’, contain provisions that could make it harder for a third party to acquire us without the consent of our Board of Directors. These provisions do not permit actions by our stockholders by written consent. In addition, these provisions include procedural requirements relating to stockholder meetings and stockholder proposals that could make stockholder actions more difficult. Our Board of Directors is classified into three classes of directors serving staggered, three-year terms and may be removed only for cause. Any vacancy on the Board of Directors may be filled only by the vote of the majority of directors then in office. Our Board of Directors has the right to issue preferred stock without stockholder approval, which could be used to institute a ‘‘poison pill’’ that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our Board of Directors. Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. Although we believe these provisions provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our Board of Directors, these provisions apply even if the offer may be considered beneficial by some stockholders.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following summarizes certain material provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities. The following description is only a summary, may be supplemented in prospectus supplements, and is subject to, and qualified in its entirety by reference to, the terms and provisions of our senior debt indenture and our subordinated debt indenture which are exhibits to the registration statement which contains this prospectus.

Overview

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our ‘‘senior indebtedness’’, as defined in the subordinated debt indenture and as described below under ‘‘—Subordination Provisions—Senior Indebtedness’’. Neither indenture limits our ability to incur additional senior indebtedness.

In this prospectus, ‘‘debt securities’’ refers to both the senior debt securities and the subordinated debt securities.

We are a Holding Company

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, and you, as holders of debt securities should look only to our assets for payment thereunder.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities are each governed by a document called an indenture, the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and Union Bank of California, N.A. (‘‘UBOC’’), which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described below under ‘‘—Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs’’; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you certain notices.

The indentures and their associated documents contain the full legal text of the matters summarized in this section. A copy of the form of senior debt indenture and the form of subordinated debt indenture appear as exhibits to our registration statement. See ‘‘Where You Can Find More Information’’ for information on how to obtain copies of the indentures.

Different Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to ‘‘reopen’’ a previously issued series of debt securities and issue additional debt securities of that series.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We discuss only the more important terms in this prospectus. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement will describe any differences with the material terms summarized here. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

Tax Treatment of Original Issue Discount and Other Debt Securities

We may issue debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount and which may provide that, upon redemption or acceleration of maturity, an amount less than their principal amount will be payable. The prospectus supplement relating to original issue discount securities will describe the U.S. federal income tax consequences and other special considerations applicable to them. We may also issue debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, which may trigger special U.S. federal income tax, accounting and other consequences, all as described in more detail in the prospectus supplement relating to any of the particular debt securities.

A Prospectus Supplement and a Supplemental Indenture (If Required) Will Describe the Specific Terms of a Series of Debt Securities

The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement, supplemental indenture (if required) and the pricing supplement relating to the series. The prospectus supplement and supplemental indenture (if required) relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	the aggregate principal amount of the series of debt securities and any limit thereon;

•	the person to whom interest on a debt security is payable, if that person is not a holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	the rate or rates, which may be fixed, variable or indexed, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•	the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into securities or other property (including shares of our common stock or preferred shares or any other of our securities) other than the debt securities of the same series and of like tenor, the terms on which such conversion, issuance or payment may occur, including whether such conversion, issuance or payment is in addition to, or in lieu of, any payment of principal or other amount and whether such conversion, issuance or payment is at our option or otherwise;

•	whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the securities subject to resale;

•	the denominations in which the series of debt securities will be issuable, including if other than in denominations of $1,000 and any integral multiple thereof;

•	if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of that series of debt securities;

•	the currency or currencies, including currency units or composite currencies, of payment of principal, premium, if any, and interest on the series of debt securities and any special considerations relating to that currency or those currencies;

•	if the currency or currencies, including currency units or composite currencies, of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest, if any, on the series of debt securities;

•	the applicability of the provisions described below under ‘‘—Restrictive Covenants’’ and ‘‘—Defeasance’’;

•	any event of default under the series of debt securities if different from those described below under ‘‘—Default and Related Matters—Events of Default—What Is an Event of Default?’’;

•	if the series of debt securities will be issuable only in the form of a global security, as described below under ‘‘—Legal Ownership—Global Securities’’, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	if applicable, a discussion of U.S. federal income tax considerations applicable to specific debt securities;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement and any supplemental indenture.

Legal Ownership

Street Name and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers, i.e. in ‘‘street name’’, as legal holders of debt securities. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you are responsible for checking with your own institution to find out:

•	how it handles securities payments and notices;

•	how it would handle a request for the holders’ consent if ever required;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, which means those who are registered as holders of debt securities. As noted above, we will not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we will have no further responsibility for that payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

What Is a Global Security?    A global security is a special type of indirectly held security, as described above under ‘‘—Legal Ownership—Street Name and Other Indirect Holders’’.

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name except in certain limited circumstances as described below under ‘‘—Legal Ownership—Global Securities—Special Situations When Global Security Will Be Cancelled’’;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See ‘‘—Legal Ownership—Street Name and Other Indirect Holders’’;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Cancelled. In a few special situations described below, the global security will be cancelled and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder.

The special situations for cancellation of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to cancel (subject to the procedures of the depositary) the global security; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed later under ‘‘—Default and Related Matters’’.

The prospectus supplement may also list additional situations for cancellation of a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security is cancelled, the depositary, not we nor the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, ‘‘you’’ means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled ‘‘—Legal Ownership—Street Name and Other Indirect Holders’’.

Overview of the Remainder of this Description

The remainder of this description summarizes:

•	additional mechanics relevant to our debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	subordination provisions in the subordinated debt indenture that may prohibit us from making payments on those securities;

•	a particular series of debt securities may have additional, fewer or different restrictive covenants;

•	situations in which we may invoke the provisions relating to defeasance;

•	your rights if we default or experience other financial difficulties;

•	conversion or exchange rights;

•	redemption;

•	reopenings; and

•	our relationship with the trustee.

Additional Mechanics

Form, Exchanges and Transfer of our Debt Securities

Form. The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the applicable prospectus supplement and any supplemental indenture, in denominations that are integral multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Exchanges and Transfers. You may exchange or transfer debt securities at the office of the trustee. You may also replace lost, stolen, destroyed or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the ‘‘security registrar’’. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day, called the regular record date, in advance of each due date for interest, even if you no longer own the debt security on the interest due date. The regular record date is usually about two weeks in advance of the interest due date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller.

We will pay interest, principal and any other money due on the debt securities at the office as we may designate at various times. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how you will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Unclaimed Payments

Regardless of whom acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•	Where we merge out of existence or sell or lease substantially all our assets, the other company or firm must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under United States federal law, and it must agree to be legally responsible for the debt securities.

•	The consolidation, merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•	Where the consolidation, merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, we or the successor company must take such steps necessary to secure the debt securities equally and ratably with all indebtedness secured thereby.

Modification and Waiver

There are four types of changes we can make to either indenture and the applicable series of debt securities issued under that indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of these types of changes:

•	change to the payment due date of the principal or interest on a debt security;

•	reduction of any amounts due on a debt security;

•	reduction of the amount of principal payable upon acceleration of the maturity of a debt security, including the amount payable on an original issue discount security, following a default;

•	change to the place or currency of payment on a debt security;

•	impairment of your right to sue for payment of any amount due on your debt security;

•	impairment of any right that you may have to exchange or convert the debt security for or into other securities or property;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

Changes Requiring a Majority Vote. The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indentures that would not adversely affect holders of the debt securities.

Changes by Waiver Requiring a Majority Vote. Fourth, we need the approval of direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants. We also need such majority approval to obtain a waiver of any past default, except a default of the payment of principal, premium (if any) or interest, as described in the first two categories described below under ‘‘—Default and Related Matters—Events of Default’’.

Modification of Subordination Provisions. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect without the consent of the direct holders of a majority in aggregate principal amount of each affected series.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security described in the applicable prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under ‘‘—Defeasance—Full Defeasance’’.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

Direct holders of subordinated debt securities must recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

Senior Indebtedness

Under the subordinated debt indenture, ‘‘senior indebtedness’’ includes all of our obligations to pay principal, premium, if any, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by securities, notes, debentures, bonds or similar instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit and bankers’ acceptances;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements; and

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us.

The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business, including liabilities under reinsurance and retrocessional agreements;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

•	indebtedness we owe to a subsidiary of ours; and

•	indebtedness we owe to any trust or a trustee of such trust, partnership or other entity affiliated with us, which is our financing vehicle unless the terms of that indebtedness expressly provide otherwise.

Payment Restrictions on our Subordinated Debt

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

We have made certain promises in each indenture called covenants where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business.

We will describe any additional restrictive covenants for any series of debt securities in the relevant prospectus supplement.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Full Defeasance

We can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities money or U.S. government or U.S. government agency notes or bonds or a combination thereof that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	there must be a change in current U.S. federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above and that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves;

•	the full defeasance must not result in a breach or violation of, or constitute a default under the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound;

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased may occur and be continuing on the date of such deposit (other than an Event of Default resulting from the incurrence of indebtedness all or a portion of the proceeds of which will be used to defease the debt securities concurrently with such incurrence) and no bankruptcy proceeding may occur and be continuing at any time during the period ending on the 90th day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of such deposit; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under ‘‘—Subordination Provisions’’, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we accomplish full defeasance, as described above, you will have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under ‘‘—Subordination Provisions’’ would not apply. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from the restrictive covenants listed below in the debt securities without causing tax consequences to you. This type of release is called covenant defeasance. If we ever did accomplish covenant defeasance, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves;

•	the covenant defeasance must not result in a breach or violation of, or constitute a default under the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound; and

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the incurrence of indebtedness all or a portion of the proceeds of which will be used to defease the debt securities concurrently with such incurrence) and no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 90th day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of such deposit.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under ‘‘—Special Situations—Mergers and Similar Events’’; and

•	the events of default relating to breach of covenants, described below under ‘‘—Default and Related Matters—Events of Default—What Is an Event of Default?’’.

In addition, in the case of subordinated debt securities, the provisions described above under ‘‘—Subordination Provisions’’ will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and as described above under ‘‘—Subordination Provisions’’.

Events of Default

You will have special rights if an event of default occurs and is not cured or waived, as described below in this subsection.

What Is an Event of Default?    The term ‘‘event of default’’ means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

•	we remain in breach of any covenant or warranty of the applicable indenture for 60 days after we receive a notice of default stating we are in breach and requiring us to remedy that default or breach; the notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of the outstanding debt securities of the affected series;

•	we default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us having an aggregate principal amount outstanding of at least $50,000,000, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us having an aggregate principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or shall hereafter be created;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured or waived, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount, or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series. If you are the holder of a subordinated debt security, all remedies available to you upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under ‘‘—Subordination Provisions’’, subject to applicable law and certain terms of the indenture.

You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Conversion or Exchange

The terms on which debt securities of any series are convertible into or exchangeable for shares of our common stock or other securities or property of ours or of third parties will be set forth in the applicable prospectus supplement and any supplemental indenture. These terms will include:

•	the conversion or exchange price, or manner for calculating such a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our or a third party’s common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our common stock or other securities or property of ours or of third parties as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that is convertible into our common stock may be adjusted for any share dividends, bonus issues, stock splits, subdivisions, reclassification, combinations or similar transactions, in each case as we may describe in the applicable prospectus supplement.

Redemption

Unless we state otherwise in an applicable prospectus supplement and any supplemental indenture, debt securities will not be subject to any sinking fund.

If we issue redeemable debt securities, the dates and terms on which those securities are mandatorily or optionally redeemable will be set forth in the applicable prospectus supplement and any supplemental indenture. If a series of debt securities is redeemable, the redemption price for any debt security that we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date, unless otherwise specified in the applicable prospectus supplement and any supplemental indenture.

Reopenings

The provisions of each indenture allow us to ‘‘reopen’’ a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may begin to bear interest at a different date and they may be offered or sold at prices that are different from the original offering or sale of the same series of debt securities depending on then prevailing market conditions.

Governing Law; Submission to Jurisdiction

The indentures are, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York. We will submit to the jurisdiction of the United States federal and New York State courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with our debt securities and the indentures.

Our Relationship with the Trustee

The trustee under our senior indenture and our subordinated indenture is UBOC. We and our subsidiaries maintain banking and other service relationships with UBOC.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summarizes certain material provisions of our Certificate of Incorporation, By-laws and applicable provisions of Delaware law that are important to holders of shares of our common stock. The following description is only a summary, may be supplemented in prospectus supplements and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Certificate of Incorporation and By-laws and other agreements which are exhibits to the registration statement which contains this prospectus.

Authorized Capital

Our Certificate of Incorporation provides that our authorized capital stock will consist of an aggregate number of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which our board of directors has designated 500,000 shares as Series A Junior Participatory Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. See ‘‘—Provisions of Our Certificate of Incorporation and By-laws, Rights Plan and Delaware Law that May Have an Anti-Takeover Effect-Rights Plan’’ below. As of January 12, 2006, 31,562,496 shares of our common stock were issued and outstanding, of which 24,374,996 were owned by our parent company, Ormat Industries, Ltd. In addition, 247,500 shares of our common stock have been reserved for issuance upon exercise of outstanding options and 1,002,500 shares of our common stock have been reserved for additional issuance under our 2004 Incentive Compensation Plan.

Common Stock

Voting. The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Liquidation Rights. In the event of any voluntary of involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Conversion, Redemption and Preemptive Rights. Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Preferred Stock

As noted above, the rights, preferences and privileges of holders of our common stock may be affected by the rights, preferences and privileges granted to holders of preferred stock. For this reason, you should be aware that our Certificate of Incorporation authorizes our board of directors, subject to limitations prescribed by law, to issue up to 5,000,000 shares of preferred stock in one or more series without further stockholder approval. The board will have discretion to determine the rights, preferences, privileges and restrictions of, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of our preferred stock.

Our board of directors has designated 500,000 shares of our preferred stock as Series A Junior Participatory Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. See ‘‘—Rights Plan’’ below.

Limitations on Directors’ and Officers’ Liability

Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL", permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of his or her duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation contains a provision that provides for such limitation of liability. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duty as a director.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company, subject to certain limitations. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. As permitted by Section 145 of the DGCL, our By-laws provide that the Company has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the Company, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

In addition, the Company has entered into separate indemnification agreements with certain of its directors and officers that provide indemnification to its directors and officers under certain circumstances for acts or omissions, which may not be covered by directors and officers liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. The Company also maintains standard policies of insurance under which coverage is provided to its directors and officers to insure against certain liabilities that such persons may incur in their capacities as directors and officers of the Company.

To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our Certificate of Incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Issuance of Stock

No shares of stock of the Company will be issued unless authorized by our board of directors, which authorization will include the maximum number of shares to be issued and the consideration to be received for each share.

Provisions of Our Certificate of Incorporation and By-laws, Rights Plan and Delaware Law that May Have an Anti-Takeover Effect

Certificate of Incorporation and By-laws

Certain provisions in our Certificate of Incorporation and By-laws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Classified Board of Directors. Our Certificate of Incorporation provides that the number of directors is fixed by our board of directors. Other than directors elected by the holders of any series of preferred stock or any other series or class of stock (except common stock), our directors are divided into three classes. Each class consists as nearly as possible of an equal number of directors. Currently, the terms of office for the three classes of directors expire, respectively, at our annual meetings in 2006, 2007 and 2008. The term of the successors of each class of directors expires three years from the year of election. Directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast. To amend or repeal the provisions providing for our classified board of directors in our Certificate of Incorporation and By-laws, the affirmative vote of the holders of at least 75% of the then outstanding shares of capital stock entitled to vote is required.

Special Meetings. Our Certificate of Incorporation and By-laws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the President, our board of directors, the holders of not less than a majority of all of the outstanding shares of the corporation entitled to vote at the meeting or, at any time that Ormat Industries (or a certain transferee of Ormat Industries) owns at least 20% of the then outstanding shares of our common stock, by Ormat Industries (or such transferee). Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. Our By-laws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

The foregoing proposed provisions of our Certificate of Incorporation and By-laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Rights Plan

Pursuant to our rights agreement with American Stock Transfer & Trust Company, as rights agent, each holder of our common stock has the right (which we refer to, collectively, as the "rights") to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock for each share of common stock owned by each such holder for $80.00, subject to adjustment. Our rights initially trade with, and are inseparable from, our common stock. Our rights are evidenced only by certificates that represent shares of our common stock. New rights will accompany any new shares of common stock we issue until the date on which the rights are distributed as described below. The rights will generally become exercisable ten days following a public announcement that a person or group of affiliated or associated persons (which we refer to as an "acquiring person") has acquired beneficial ownership of 15% or more of the voting power of all of our outstanding capital stock or ten business days, or such later date as may be determined by our board of directors prior to such time as any person or group becomes an acquiring person, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the voting power of all of our outstanding capital stock. In the event that, at any time after a person has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power is sold, proper provision will be made so that each holder of rights will thereafter have the right to receive, upon the exercise thereof, at the then current exercise price of the rights, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the rights. In the event that any person becomes an acquiring person, proper provision shall be made so that each holder of rights, other than the rights beneficially owned by the acquiring person, which will thereafter be void, will have the right to receive upon exercise, instead of shares of Series A Junior Participating Preferred Stock, that number of shares of common stock having a market value of two times the exercise price of the rights. The rights have the right to vote once exercised, expire in 2014 and may be redeemed by us, at the discretion of our board of directors, in whole, but not in part, at a price of $.001 per right at any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the voting power of all of our outstanding capital stock, unless extended.

We cannot redeem shares of Series A Junior Participating Preferred Stock purchasable upon the exercise of the rights. Each share of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock whenever such dividend is declared. In the event of liquidation, the holders of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series

A Junior Participating Preferred Stock will have 100 votes, voting together with the holders of the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount received per share of common stock.

Our board of directors may adjust the purchase price of Series A Junior Participating Preferred Stock, the number of shares of Series A Junior Participating Preferred Stock issuable, and the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our Series A Junior Participating Preferred Stock. No adjustments to the purchase price of our Series A Junior Participating Preferred Stock of less than 1% will be made.

The purpose of the rights plan is to encourage potential acquirors to negotiate with our board of directors prior to attempting a takeover and to give the board leverage in negotiating on behalf of the stockholders the terms of any proposed takeover. The rights are intended to have anti-takeover effects. If the rights become exercisable, the rights will cause substantial dilution to a person or group that attempts to acquire or merge with us in most circumstances. Accordingly, the existence of the rights plan may deter a potential acquiror from making a takeover proposal or tender offer for an outstanding common stock. The rights should not interfere with any merger or other business combination approved by our board of directors as we may redeem the rights as described below and since a transaction approved by our board of directors would not cause the rights to become exercisable.

The terms of our rights agreement may be amended by our board of directors without the consent of the holders of our rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

    Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any ‘‘business combination’’ (as defined below) with any ‘‘interested stockholder’’ (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines ‘‘business combination’’ to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an ‘‘interested stockholder’’ as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Listing

Our common stock is quoted on the New York Stock Exchange under the trading symbol ‘‘ORA.’’

Transfer Agent

Our registrar and transfer agent for all common stock is American Stock Transfer & Trust Company, 58 Maiden Lane, New York, New York 10038.

 DESCRIPTION OF WARRANTS WE MAY OFFER

The following information outlines the material provisions of each warrant agreement, the warrants and the warrant certificates. This information is only a summary and is qualified entirely by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the relevant prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

We may issue warrants for the purchase of our debt securities or common stock. Warrants may be issued independently or together with debt securities or common stock, and may be attached to or separate from those securities.

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank, as warrant agent, selected by us with respect to such series, having its principal office in the U.S. and having combined capital and surplus of at least $50,000,000.

The relevant prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The relevant prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus is being delivered, including:

•	the title of such warrants;

•	the offering price and aggregate number of warrants offered;

•	the currency in which the price of such warrants will be payable;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase common stock, the number of shares of common stock that can be purchased upon the exercise of one warrant, and the price and currency for purchasing such shares upon exercise;

•	the terms of any rights to redeem or call or accelerate the expiration of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•	certain federal income tax consequences of holding or exercising those warrants;

•	whether the warrants or related securities will be listed on any securities exchange;

•	the terms of the securities issuable upon exercise of those warrants;

•	whether the warrants will be issued in global or certificated form; and

•	any other specific terms, preferences or rights of, or limitations or restrictions on, of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase any common stock, the right to receive any dividends, or payments upon any liquidation, dissolution or winding up of the Company or to exercise any voting rights.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the relevant prospectus supplement at the exercise price mentioned in, or calculated as described in, the relevant prospectus supplement. Unless otherwise specified in the relevant prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the relevant prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the relevant prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

If mentioned in the relevant prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

In the case of warrants to purchase shares of our common stock, the exercise price payable and the number of shares of our common stock to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to holders of our common stock or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all holders of common stock entitling them to purchase common stock for an aggregate consideration per share less than the current market price per common stock share;

•	any distribution to our common stockholders of evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the relevant prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

•	curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates and which do not adversely affect the warrant holders’ interests or rights in any material respect;

•	evidencing the succession of another corporation to Ormat and their assumption of Ormat’s covenants contained in the warrant agreement and the warrants;

•	appointing a successor depositary, if the warrants are issued in the form of global securities; evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement; or

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that

•	changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that we are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•	Where we merge out of existence or sell or lease substantially all our assets, the other company or firm must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under United States federal law, and it must agree to be legally responsible for the warrants.

•	The consolidation, merger, sale of assets or other transaction must not cause a default on the warrants, and we must not already be in default, unless the transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company (so long as it otherwise qualifies under the warrant agreement to act as warrant agent) may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the warrant agent’s consent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

 DESCRIPTION OF UNITS WE MAY OFFER

The following summarizes the material provisions of the units that we may issue from time to time and which are important to holders of units. The applicable prospectus supplement will state whether any of the generalized provisions summarized below do not apply to the units being offered and it will provide any additional provisions applicable to the units being offered, including their tax treatment. The following description is only a summary and is subject to, and qualified in its entirety by reference to the terms and provisions of the form of unit agreement to be filed as an exhibit to the registration statement which contains this prospectus.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the unit agreements.

 PLAN OF DISTRIBUTION

We may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities, including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire securities of us to be issued on a delayed or contingent basis.

We may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be ‘‘underwriters’’ as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any shares of common stock sold pursuant to a prospectus supplement will be trading on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or solicit an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us, or be customers of ours, in the ordinary course of business.

 VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Chadbourne & Parke LLP, New York, New York.

 EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,000,000,000

Ormat Technologies, Inc.

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Warrants and
Units

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution*

SEC registration fee	$107,000
Accounting fees and expenses	$100,000
Legal fees and expenses	$350,000
Printing and engraving fees and expenses	$27,000
Trustee fees and expenses	$20,000
Miscellaneous	$46,000
Total	$650,000

*	All fees and expenses other than the SEC registration fee are estimated.

Item 15.    Indemnification of Directors and Officers

Incorporated by reference to the disclosure under ‘‘Description of Common Stock We May Offer —Limitations on Directors’ and Officers’ Liability’’ in Part I of this Registration Statement on Form S-3.

Item 16.    Exhibits

No.	Exhibits

1.1	Form of Underwriting Agreement for senior and subordinated debt securities.*

1.2	Form of Underwriting Agreement for Common Stock.*

1.3	Form of Underwriting Agreement for Units.*

3.1	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-117527).

3.2	Second Amended and Restated By-laws, incorporated by reference to Exhibit 3.2 to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-117527).

4.1	Form of Common Share Stock Certificate, incorporated by reference to 4.1 to our Registration Statement on Form S-1 (File No. 333-117527).

4.2	Indenture for Senior Debt Securities.

4.3	Indenture for Subordinated Debt Securities.

4.4	Form of Senior Debt Security (included in Exhibit 4.2).

4.5	Form of Subordinated Debt Security (included in Exhibit 4.3).

4.6	Form of Warrant Agreement (including form of warrant certificate).*

4.7	Form of Unit Agreement (including form of unit certificate).*

4.8	Form of Rights Agreement by and between Ormat Technologies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.3 to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-117527).

5.1	Opinion of Chadbourne & Parke LLP.

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Chadbourne & Parke LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page of Part II of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Union Bank of California, N.A. to act as trustee under the Senior Debt Indenture for the Senior Debt Securities.

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Union Bank of California, N.A. to act as trustee under the Subordinated Debt Indenture for the Subordinated Debt Securities.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this Registration Statement in connection with an offering of these particular securities.

Item 17.    Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; and

(ii)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ormat Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sparks, Nevada, on the 17th day of January, 2006.

ORMAT TECHNOLOGIES, INC.
By: /s/ Yehudit Bronicki Name: Yehudit Bronicki Title: Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lucien Bronicki and Yehudit Bronicki, and each of them individually (with full power to each of them to act alone), as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration of these securities of the registrant, including to sign this Registration Statement and any and all amendments (including post-effective amendments) or supplements thereto, and to file such Registration Statement and any and all such amendments or supplements, with all exhibits thereto, and other documents in connection therewith (including any related subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yehudit Bronicki	Chief Executive Officer, President (Principal Executive Officer) and Director	January 17, 2006

Yehudit Bronicki

/s/ Joseph Tenne	Chief Financial Officer (Principal Financial and Accounting Officer)	January 17, 2006

Joseph Tenne

/s/ Lucien Bronicki	Chairman of the Board of Directors and Chief Technology Officer	January 17, 2006

Lucien Bronicki

/s/ Yoram Bronicki	Chief Operating Officer – North America and Director	January 17, 2006

Yoram Bronicki

/s/ Dan Falk	Director	January 17, 2006

Dan Falk

Signature	Title	Date

/s/ Roger W. Gale	Director	January 17, 2006

Roger W. Gale

	Director	January , 2006

Elon Kohlberg

/s/ Jacob J. Worenklein	Director	January 17, 2006

Jacob J. Worenklein

EXHIBIT INDEX

No.	Exhibits
1.1	Form of Underwriting Agreement for senior and subordinated debt securities.*
1.2	Form of Underwriting Agreement for Common Stock.*
1.3	Form of Underwriting Agreement for Units.*
3.1	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-117517).
3.2	Second Amended and Restated By-laws, incorporated by reference to Exhibit 3.2 to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-117527).
4.1	Form of Common Share Stock Certificate, incorporated by regerence to Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-117527).
4.2	Indenture for Senior Debt Securities.
4.3	Indenture for Subordinated Debt Securities.
4.4	Form of Senior Debt Security (included in Exhibit 4.2).
4.5	Form of Subordinated Debt Security (included in Exhibit 4.3).
4.6	Form of Warrant Agreement (including form of warrant certificate).*
4.7	Form of Unit Agreement (including form of unit certificate).*
4.8	Form of Rights Agreement by and between Ormat Technologies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.3 to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-117527).
5.1	Opinion of Chadbourne & Parke LLP.
12.1	Statement of Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Chadbourne & Parke LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page of Part II of this Registration Statement).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Union Bank of California, N.A. to act as trustee under the Senior Debt Indenture for the Senior Debt Securities.
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Union Bank of California, N.A. to act as trustee under the Subordinated Debt Indenture for the Subordinated Debt Securities.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this Registration Statement in connection with an offering of these particular securities.